Exhibit 10.1

AMENDMENT AND WAIVER AGREEMENT

THIS AMENDMENT AND WAIVER AGREEMENT (this “Agreement”), dated as of _____, 2014, is made and entered into by and among Vycor Medical, Inc., a Delaware corporation (the “Company”) and the signatories (the “Purchasers”) to that certain Securities Purchase Agreement, dated as of [DATE OF EACH AGREEMENT] (the “Purchase Agreement”), by and among the Company and the Purchasers.  Any defined term used herein but not otherwise defined shall have the meaning ascribed to such term in the Purchase Agreement.

WHEREAS, pursuant to the Purchase Agreement, the Purchasers purchased [NUMBER OF SHARES] shares of Common Stock (the “Shares”), Series A Warrants to purchase up to [NUMBER OF WARRANT SHARES] shares of Common Stock (the “Series A Warrants”) and Series B Warrants to purchase up to [NUMBER OF SHARES] share of Common Stock (the “Series B Warrants,” together with the Series A Warrants, the “Warrants” and the Warrants together with the Shares, the “Securities”);

WHEREAS, the Purchase Agreement, which is a series of purchase agreements, was entered into in connection with the Company’s offering of up to $5 million, in the aggregate, of shares of Common Stock and Common Stock purchase warrants (the “Offering” and such shares of Common Stock, the “Offering Shares”)

WHEREAS, Section 4.15 of the Purchase Agreement provides for per share price protection for the Shares upon any Dilutive Issuance (the “Per Share Price Protection Provision”) in connection with a Subsequent Equity Sale and Section 3(b) of the Series A Warrants provides for anti-dilution protection upon any Dilutive Issuance in connection with a Subsequent Equity Sale (the “Anti-Dilution Provision”);

WHEREAS, the Company wishes to

delete in their entirety the Per Share Price Protection Provision and the Anti-Dilution Provision;

WHEREAS, Section 4.12(a) of the Purchase Agreement provides that the Company not issue any shares of Common Stock or Common Stock Equivalents until 60 days after the Effective Date;

WHEREAS, pursuant to the Purchase Agreement, the Company and the Purchasers entered into the Registration Rights Agreement, dated as of [INSERT DATE] (the “Registration Rights Agreement”), pursuant to which the Company is required to register the Securities and shall not be permitted to file another registration statement until such time that the registration statement registering the Securities (the “Registration Statement”) is declared effective by the Commission; and

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Purchasers agree as follows:

1.

Amendments.

a.

Amendments to Purchase Agreement.  The Company and the Purchasers hereby agree to delete the Per Share Price Protection Provision and replace it with a covenant by the Company that it will not issue for cash shares of Common Stock or Common Stock Equivalents below an effective per share price of $2.05 (subject to adjustment for forward and reverse stock splits and the like that occur after the date hereof).  As such, Section 4.15 of the Purchase Agreement is amended and restated in its entirety as follows:

“Restriction on Dilutive Issuances.  From the date hereof until 12 months from the Effective Date, neither the Company nor any Subsidiary shall issue, enter into any agreement to issue or announce the issuance or proposed issuance for cash of any shares of Common Stock or Common Stock Equivalents with an effective per share price below $2.05 (subject to adjustment for forward and reverse stock splits and the like that occur after the date hereof).”

b.

Amendment to Series A Warrants.  The Company and the Purchasers hereby agree to delete the Anti-Dilution Provision and replace it with a covenant by the Company that it will not issue for cash shares of Common Stock or Common Stock Equivalents below an effective per share price of $2.05 (subject to adjustment for forward and reverse stock splits and the like that occur after the date hereof).  As such, Section 3(b) of the Series A Warrants is amended and restated in its entirety as follows:

“Restriction on Dilutive Issuances.  From Initial Exercise Date until 12 months from the Effective Date, neither the Company nor any Subsidiary shall issue, enter into any agreement to issue or announce the issuance or proposed issuance for cash of any shares of Common Stock or Common Stock Equivalents with an effective per share price below $2.05 (subject to adjustment for forward and reverse stock splits and the like that occur after the Initial Exercise Date).”

c.

Amendment to Registration Rights Agreement.  The Company and the Purchasers hereby agree to include the New Securities on the Registration Statement.  As such, the first sentence of Section 6(b) of the Registration Rights Agreement is hereby amended and restated in its entirety as follows:

“Except in connection with (i) transactions contemplated by clause (d) under Exempt Issuance and (ii) the issuance and sale of any securities of the Company, provided that any such sale is consummated on or before the Filing Date and that the effective per share price is equal to at least $2.05 (subject to adjustment for forward and reverse stock splits and the like that occur after the date hereof), neither the Company nor any of its security holders (other than the Holders in such capacity pursuant hereto) may include securities of the Company in any Registration Statements other than the Registrable Securities.”

d.

Amendment to Subsequent Equity Sales.  The Company and the Purchasers hereby agree to delete Section 4.12(a) in its entirety.  As such, Section 4.12(a) is amended and restated in its entirety as follows:

“From the date hereof until 60 days after the Effective Date, neither the Company nor any Subsidiary shall issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents with gross cash proceeds of greater than $1.5 million.”

2.

Required Minimum Approval.  Notwithstanding Section 5.5 of the Purchase Agreement, the amendments and waivers pursuant to this Agreement will only take effect upon execution of this Agreement by (i) Purchasers holding at least 80% in interest of the Shares outstanding (the “Required Minimum Approval”) and (ii) purchasers holding at least 80% in interest of the Offering Shares; provided, however, the amendment to the Series A Warrants pursuant to Section 1(b) of this Agreement shall only take effect to those Purchasers who have entered into this Agreement.  In the event that the Company does not obtain the Required Minimum Approval, the amendments and waivers pursuant to this Agreement will be null and void and all provisions of the Transaction Documents will remain in full force and effect.

3.

Additional Company Representations.  The Company’s execution and delivery of this Agreement and the Company’s consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or the Company’s stockholders in connection therewith.  This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

4.

Fees and Expenses.  Except as set forth in this section, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

5.

Transaction Documents.  The Purchase Agreement and the related Transaction Documents are hereby amended so that the term “Transaction Documents” includes this Agreement.  The foregoing amendments are given solely in respect of the transactions contemplated hereby.  Except as expressly set forth above, all of the terms and conditions of the Transaction Documents shall continue in full force and effect after the execution of this agreement and shall not be in any way changed, modified or superseded by the terms set forth herein.

6.

Public Disclosure.  On or before 8:30 a.m. (New York City time) on the second Trading Day immediately following the date hereof, the Company shall file a Current Report on Form 8-K, reasonably acceptable to the Holders disclosing the material terms of the transactions contemplated hereby. The Company shall consult with the Purchasers in issuing any other press releases with respect to the transactions contemplated hereby.

7.

Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by the terms of the Purchase Agreement.

8.

Execution and Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party, and such counterparts may be delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

VYCOR MEDICAL, INC.

By:
Name:
Title:

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR PURCHASERS FOLLOW]

[HOLDER'S SIGNATURE PAGE TO VYCO AMENDMENT AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: __________________________

Signature of Authorized Signatory of Purchaser: __________________________

Name of Authorized Signatory: _________________________

Title of Authorized Signatory: __________________________